Exhibit 99.1

KFORCE REPORTS THIRD QUARTER 2023 REVENUE OF $373.1 MILLION
AND EARNINGS PER SHARE OF $0.54, AS REPORTED
AS ADJUSTED FOR CERTAIN THIRD QUARTER CHARGES, EARNINGS PER SHARE OF $0.90

TAMPA, FL, October 30, 2023 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the third quarter of 2023. There are references to “as reported” and “as adjusted” figures within this press release, which pertain to GAAP and non-GAAP measures that are more fully described in the Adjusted Financial Performance Measures section of this press release.
Joseph J. Liberatore, President and Chief Executive Officer, said, “The Firm continues to operate effectively against a challenging macro environment. We believe that our laser focus on growing our business organically with a consistent, refined business model tailored to provide highly skilled technology talent solutions to world-class companies continues to drive our success. We are pleased that our third quarter results were stronger than we anticipated as we experienced a notable improvement in consultant retention in the back half of the third quarter and an improving trend of new project starts in October. I could not be prouder of the efforts of the Kforce team."
Mr. Liberatore continued, “While much uncertainty remains in the macro environment, we continue to believe that clients have a significant backlog of critical projects that will be prioritized once the macro uncertainties begin to clear. We believe that our strategic position is solid, and our prospects are excellent. We expect our solid balance sheet and cash flows to continue providing us great flexibility to return significant capital to our shareholders given our bias towards organic growth. We remain very excited about our prospects of delivering above-market performance while continuing to make the necessary investments that should help drive long-term growth and put us in a position to attain double-digit operating margins."
Quarterly Financial Highlights
•Revenue for the quarter ended September 30, 2023 was $373.1 million compared to $437.6 million for the quarter ended September 30, 2022, a decrease of 4.1% sequentially and 14.7% year-over-year. On a billing day basis, revenue decreased 2.6% sequentially and 13.4% year-over-year.
•Overall Technology revenue decreased 3.9% sequentially and 13.4% year-over-year. On a billing day basis, Technology revenue decreased 2.4% sequentially and 12.0% year-over-year.
•Gross profit margins of 27.7% decreased 130 basis points year-over-year. Flex gross profit margins of 25.9% decreased 60 basis points year-over-year.
•As reported, SG&A expenses as a percentage of revenue was 23.1% for the quarter ended September 30, 2023, which increased 160 basis points year-over-year. As adjusted, SG&A expenses as a percentage of revenue was 20.9%, which decreased 60 basis points year-over-year.
•As reported, operating margins were 4.3% for the quarter ended September 30, 2023, which decreased 290 basis points year-over-year. As adjusted, operating margins were 6.5%, a decrease of 70 basis points year-over-year.
•As reported, diluted earnings per share for the quarter ended September 30, 2023 were $0.54 per share, a decrease of 50% year-over-year. As adjusted, diluted earnings per share were $0.90, a decrease of 17% year-over-year.
•We returned $24.9 million and $62.9 million in capital to our shareholders for the three and nine months ended September 30, 2023, respectively.
•Our Board of Directors approved a fourth quarter cash dividend of $0.36 per share to shareholders of record as of the close of business on December 15, 2023, which will be payable on December 29, 2023.

Fourth Quarter 2023 - Guidance
Looking forward to the fourth quarter of 2023, there will be 61 billing days, which is two fewer compared to the third quarter of 2023 and the same as the fourth quarter of 2022. Current estimates for the fourth quarter of 2023 are:
•Revenue of $359 million to $367 million
•Earnings per share of $0.74 to $0.82
•Gross profit margin of 27.2% to 27.4%
•Flex gross profit margin of 25.6% to 25.8%
•SG&A expense as a percent of revenue of 21.3% to 21.5%
•Operating margin of 5.4% to 5.8%
•WASO of 19.3 million
•Effective tax rate of 25.0%
Conference Call
On Monday, October 30, 2023, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (888) 550-5417 and the conference passcode is "Kforce." The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the News and Events section. The replay of the call can be accessed at http://investor.kforce.com.
About Kforce Inc.
Kforce is a solutions firm specializing in technology and other professional staffing services. Each year, we provide career opportunities for approximately 25,000 highly skilled professionals on a temporary, consulting or direct-hire basis. These professionals work with approximately 2,500 clients, including a significant majority of the Fortune 500, helping them conquer challenges and meet their digital transformation goals. Together, we reimagine how business gets done. For more than 60 years, we’ve achieved our clients’ objectives by combining a KNOWLEDGEforce®—our namesake—with flexibility and an unmatched drive for excellence.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding our laser focus on growing our business organically, the client backlog of critical projects that will be prioritized once the macro uncertainties begin to clear, our prospects, Kforce's (the "Firm") solid balance sheet and cash flows providing great flexibility to return significant capital to shareholders, the Firm’s strategic position and prospects to deliver above-market performance while continuing to make certain investments, the Firm’s positioning to attain double-digit operating margins, and the Firm's guidance for the fourth quarter of 2023. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions; growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; changes in client demand or our ability to adapt to such changes; a constraint in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; changes in business or service mix; the ability of the Firm to repurchase shares; the occurrence of unanticipated expenses, income, gains or losses; the effect of adverse weather conditions; changes in our effective tax rate; our ability to comply with government regulations, laws, orders, guidelines and policies that impact our business; risk of contract performance, delays, termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; continued performance and security of, and improvements to, our enterprise information systems; impacts of actual or potential litigation or other legal or regulatory matters or liabilities, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ended December 31, 2022, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Revenue	$373,122	$389,190	$437,620
Direct costs	269,661	278,924	310,950
Gross profit	103,461	110,266	126,670
Selling, general and administrative expenses	86,226	82,993	94,306
Depreciation and amortization	1,202	1,340	1,045
Income from operations	16,033	25,933	31,319
Other expense, net	181	313	906
Income from operations, before income taxes	15,852	25,620	30,413
Income tax expense	5,277	7,046	8,151
Net income	$10,575	$18,574	$22,262

Earnings per share – diluted	$0.54	$0.95	$1.09

Weighted average shares outstanding – diluted	19,518	19,611	20,450
Adjusted EBITDA	$29,039	$31,582	$36,808

Billing days	63	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$122	$121
Trade receivables, net of allowances	248,291	269,496
Prepaid expenses and other current assets	9,498	8,143
Total current assets	257,911	277,760
Fixed assets, net	9,489	8,647
Other assets, net	71,779	75,771
Deferred tax assets, net	5,543	4,786
Goodwill	25,040	25,040
Total assets	$369,762	$392,004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$67,253	$72,792
Accrued payroll costs	42,740	48,369
Current portion of operating lease liabilities	3,850	4,576
Income taxes payable	5,429	5,696
Total current liabilities	119,272	131,433
Long-term debt – credit facility	21,400	25,600
Other long-term liabilities	50,138	52,773
Total liabilities	190,810	209,806
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	732	732
Additional paid-in capital	523,669	507,734
Accumulated other comprehensive income	—	6
Retained earnings	516,540	492,764
Treasury stock, at cost	(861,989)	(819,038)
Total stockholders’ equity	178,952	182,198
Total liabilities and stockholders’ equity	$369,762	$392,004

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2023	Q2 2023	Q3 2022
Total Firm
Total Revenue (000’s)	$373,122	$389,190	$437,620
GP %	27.7%	28.3%	29.0%
Flex revenue (000’s)	$364,161	$378,470	$422,968
Hours (000's)	4,279	4,462	5,124
Flex GP %	25.9%	26.3%	26.5%
Direct Hire revenue (000’s)	$8,961	$10,720	$14,652
Placements	431	535	682
Average fee	$20,773	$20,067	$21,478
Billing days	63	64	64
Technology
Total Revenue (000’s)	$338,289	$352,025	$390,496
GP %	26.4%	27.1%	27.6%
Flex revenue (000’s)	$334,253	$346,326	$382,072
Hours (000’s)	3,690	3,829	4,308
Flex GP %	25.5%	25.9%	26.0%
Direct Hire revenue (000’s)	$4,036	$5,699	$8,424
Placements	199	268	341
Average fee	$20,270	$21,305	$24,683
Finance and Accounting
Total Revenue (000’s)	$34,833	$37,165	$47,124
GP %	40.4%	39.8%	40.1%
Flex revenue (000’s)	$29,908	$32,144	$40,896
Hours (000’s)	589	633	816
Flex GP %	30.5%	30.4%	30.9%
Direct Hire revenue (000’s)	$4,925	$5,021	$6,228
Placements	232	267	341
Average fee	$21,204	$18,824	$18,269

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Changes in Year-Over-Year Flex Revenue
	(Per Billing Day)
	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Billing Days	63	64	64	61	64
Technology	(11.1)%	(7.8)%	2.2%	8.5%	15.7%
FA	(25.7)%	(27.3)%	(28.2)%	(28.8)%	(30.7)%
Total Flex Revenue	(12.5)%	(9.8)%	(1.6)%	3.1%	8.7%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. Our non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. We view these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow,” a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, repurchasing common stock, paying dividends or making acquisitions. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our unaudited condensed consolidated statements of cash flows.

	Nine Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$69,056	$78,063
Capital expenditures	(6,076)	(4,656)
Free cash flow	62,980	73,407
Change in debt	(4,200)	(100,000)
Repurchases of common stock	(41,470)	(42,103)
Cash dividends	(20,842)	(18,164)
Equity method investment	(750)	(500)
Proceeds from the sale of our joint venture interest	5,059	—
Premiums paid for company-owned life insurance policies	(765)	—
Note receivable issued to our joint venture	—	(4,500)
Other	(11)	(40)
Change in cash and cash equivalents	$1	$(91,900)

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing our operating results in a manner that is focused on the performance of our underlying operations. Each of these measures is intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess our core operating results and consequently, management believes it is similarly useful information to investors. During the three months ended September 30, 2022, the Firm did not have any adjusted financial performance measures.

	Three Months Ended September 30, 2023
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Reconciliation of SG&A and Operating Margin:
Selling, general and administrative expenses	$86,226	$(8,397)	$77,829
SG&A as a percentage revenue	23.1%	(2.2)%	20.9%
Income from operations	$16,033	$8,397	$24,430
Operating margin	4.3%	2.2%	6.5%
Reconciliation of Tax Impact and Profitability:
Income from operations, before income taxes	$15,852	$8,397	$24,249
Income tax expense	$5,277	$1,464	$6,741
Effective tax rate	33.3%	17.4%	27.8%
Net Income	$10,575	$6,933	$17,508
Earnings per share - diluted	$0.54	$0.36	$0.90
(1) Adjustments include $6.2 million related to organizational realignment and actions taken to reduce our structural costs, an increase to our legal reserves of $2.2 million, and the related tax impacts.

Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense, organizational realignment activities, legal settlement expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows, or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation expense in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net income	$10,575	$18,574	$22,262
Depreciation and amortization	1,202	1,340	1,045
Stock-based compensation expense	5,967	4,309	4,445
Interest expense, net	181	313	9
Income tax expense	5,277	7,046	8,151
Organizational realignment activities	3,662	—	—
Legal settlement expense	2,175	—	—
Loss from equity method investment	—	—	896
Adjusted EBITDA	$29,039	$31,582	$36,808